SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

ATLANTICUS HOLDINGS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ATLANTICUS HOLDINGS CORPORATION

Supplement to

Proxy Statement Relating to 2015 Annual Meeting of Shareholders

This proxy statement supplement (this “Supplement”), dated May 7, 2015, supplements the definitive proxy statement (the “Proxy Statement”) of Atlanticus Holdings Corporation (the “Company”) filed with the Securities and Exchange Commission on April 13, 2015 relating to the 2015 Annual Meeting of Shareholders to be held at the Company’s corporate headquarters, Five Concourse Parkway, Suite 400, Atlanta, Georgia 30328, on Friday, May 8, 2015, commencing at 9:00 a.m., local time.

The purpose of this Supplement is to update the beneficial ownership table. The updated beneficial ownership table is included in the amended and restated version of the “Security Ownership of Certain Beneficial Owners and Management” section set forth below. Except as supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains accurate in all material respects and should be considered in casting your vote by proxy or at the 2015 Annual Meeting of Shareholders. This Supplement does not change the proposal to be acted upon at the 2015 Annual Meeting of Shareholders, which is described in the Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the record date. The information is provided with respect to (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of Common Stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of the record date (including shares subject to restrictions that lapse within 60 days of the record date) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. An asterisk indicates beneficial ownership of less than 1% of the Common Stock outstanding.

Name of Shareholder	Number of Shares	Percent of Class
Five Percent Shareholders (other than directors and named executive officers):
Frank J. Hanna, III(1)(2)	4,098,072	26.6%
Aristeia Capital, L.L.C.(3)	1,000,000	6.5%
Dimensional Fund Advisors LP(4)	993,570	6.5%
Directors and Named Executive Officers:
David G. Hanna(1)(5)	4,098,072	26.6%
Jeffrey A. Howard(6)(7)	170,849	1.1%
Deal W. Hudson(6)	58,000	*
Mack F. Mattingly(6)	93,232	*
William R. McCamey(6)(8)	170,000	1.1%
Thomas G. Rosencrants(6)	54,000	*
Directors and executive officers as a group (7 persons)	5,014,786	32.3%

(1)	The address of the indicated holders is c/o Atlanticus Holdings Corporation, Five Concourse Parkway, Suite 400, Atlanta, Georgia 30328.
(2)	Includes 4,098,072 shares of Common Stock held by FSH Capital, LLC (“FSH”); Frank J. Hanna, III possesses the power to vote and dispose of the shares of Common Stock held by FSH. All of the shares of Common Stock held by FSH have been pledged to secure the loan referred to in footnote (6) below. Excludes 4,098,072 shares of Common Stock that have been pledged to an entity controlled by Frank J. Hanna, III and members of Frank J. Hanna, III’s immediate family to secure a loan to an entity controlled by David G. Hanna and members of David G. Hanna’s immediate family. The pledge agreement, prior to default, does not grant to the pledgee (i) the power to vote or to direct the vote of the pledged shares or (ii) the power to dispose or direct the disposition of the pledged shares.
(3)	Based on a Schedule 13G/A filed by Aristeia Capital, L.L.C. (“Aristeia”) with the SEC on February 14, 2014. These shares of Common Stock are held by one or more private funds (the “Aristeia Funds”) managed or advised by Aristeia. Aristeia has voting and investment control with respect to the shares of Common Stock held by the Aristeia Funds. Although each of Aristeia and certain of its affiliates may be deemed the beneficial owner of the shares of Common Stock held by the Aristeia Funds pursuant to Rule 13d-3 under the Exchange Act, none owns shares of Common Stock directly. Aristeia’s address is 136 Madison Avenue, 3rd Floor, New York, New York 10016.
(4)	Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 15, 2015. Dimensional has sole power to vote or to direct the vote of 977,101 shares of Common Stock and sole power to dispose or to direct the disposition of 993,570 shares of Common Stock. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively, the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the shares of Common Stock that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of Common Stock held by the Dimensional Funds. However, all shares of Common Stock are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of such shares of Common Stock. Dimensional’s address is Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(5)

Includes 4,098,072 shares of Common Stock held by DKH Capital, LLC (“DKH”); David G. Hanna possesses the power to vote and dispose of the shares of Common Stock held by DKH. All of the shares of Common Stock held by DKH have been pledged to secure the loan referred to in footnote (2) above. Excludes 4,098,072 shares of Common Stock that have been pledged to an entity controlled by David G. Hanna and members of David G. Hanna’s immediate family to secure a loan to an entity controlled by Frank J. Hanna, III and members of Frank J. Hanna, III’s immediate family. The pledge agreement, prior to default, does not grant to the pledgee (i) the power to vote or to direct the vote of the pledged shares or (ii) the power to dispose or direct the disposition of the pledged shares.
(6)	Includes shares of restricted stock over which the holder has sole voting but no investment power, as set forth below:

Name	Shares of Restricted Stock
Jeffrey A. Howard	40,000
Deal W. Hudson	38,000
Mack F. Mattingly	38,000
William R. McCamey	90,000
Thomas G. Rosencrants	38,000

(7)	Includes stock options that are currently exercisable or exercisable within 60 days of the record date to purchase 100,000 shares of Common Stock.
(8)	Includes (i) stock options that are currently exercisable or exercisable within 60 days of the record date to purchase 50,000 shares of Common Stock and (ii) 30,000 shares of Common Stock held by his spouse.

Changes in Control

Except for the loans described in footnotes (2) and (5) under “Security Ownership of Certain Beneficial Owners and Management—Beneficial Ownership Table,” there are no arrangements, known to Atlanticus, including any pledge by any person of securities of Atlanticus or any of its parents, the operation of which may at a subsequent date result in a change in control of Atlanticus.